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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Proxy Statement/Prospectus constituting part of this registration statement of Cisco Systems, Inc. on Form S-4 (as filed on September 29, 1998) of our report dated May 1, 1998, on our audits of the consolidated financial statements and financial statement schedule of Summa Four, Inc. as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus which is part of this registration.


                                       /s/ PRICEWATERHOUSECOOPERS LLP
                                       -------------------------------

Boston, Massachusetts
September 28, 1998